SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
(ALL ASSETS)

This Second Amendment to Loan and Security Agreement (All Assets) (the “Second Amendment”) is made as of the 30th  day of September, 2013 by and between RBS Citizens, National Association (the “Bank”), a national banking association with offices at 28 State Street, Boston, Massachusetts 02109 and Sevcon USA, Inc. (hereinafter, the “Borrower”), a Delaware corporation with its principal executive offices at 155 Northboro Road, Southbrough, Massachusetts 01772, with all representations, covenants, warranties, defaults, rights, remedies, powers, privileges, and discretions applicable to Borrower, in consideration of the mutual covenants contained herein and benefits to be derived herefrom:

W I T N E S S E T H

WHEREAS, the Bank and Borrower, have entered into a certain loan arrangement, which loan arrangement is evidenced by, among other documents and instruments, a certain Loan and Security Agreement (All Assets) dated as of June 15, 2011 as amended by a First Amendment to Loan and Security Agreement (All Assets) dated June 19, 2012  (the “Agreement”);

WHEREAS, Borrower and the Bank have agreed to extend the maturity date of the Agreement all as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Bank and the Borrower hereby agree as follows:

1. All capitalized terms not otherwise defined herein shall have the same meaning as defined in the Agreement.

2. Section 21 (a) of the Agreement is hereby amended by deleting the date “June 14, 2014” and replacing with “June 14, 2017”.

3. Section 21 (g) of the Agreement is hereby amended by deleting the reference to David Nussbaum and his telephone and telecopier numbers from the Bank’s notice section and replacing it with “David A. Stachura, Telephone No. (781) 565-2248, Telecopier No. (781) 273-0542.

4. Except as expressly amended hereby, the remaining terms and conditions of the Agreement and all documents and instruments executed in connection therewith are hereby expressly ratified and confirmed.

5. Borrower and Sevcon, Inc. (“ Guarantor”) each acknowledges and agrees that as of the date hereof, each has no claims, counterclaims, off-sets, defenses or causes of action against the Bank with respect to amounts outstanding under the Agreement or otherwise.  To the extent such claims, counterclaims, off-sets, defenses and/or causes of action should exist, whether known or unknown, at law or in equity, Borrower and Guarantor each hereby WAIVES same and RELEASES the Bank from any and all liability in connection therewith.

6. Miscellaneous.

a.
Borrower and Guarantor shall execute and deliver to the Bank such additional documents, instruments, and agreements that the Bank may require in order to give effect to, and implement the terms and conditions of this Second Amendment.

b.
This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original and all of which together shall constitute one instrument.

c.
This Second Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provision hereof.

d.
Borrower shall pay on demand all reasonable costs and expenses of the Bank including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of the Second Amendment.

e.	Borrower shall pay to the Bank an extension fee of $7,500.00 upon execution by Bank and Borrower of this Second Amendment.

7. It is intended that this Second Amendment take effect as an instrument under seal as of the date first written above.

Witnessed by:	SEVCON USA, INC By:__________________________________ Name: Title: RBS CITIZENS, NATIONAL ASSOCIATION By:__________________________________ Name: Title:

The undersigned as guarantor of the Obligations (as defined therein) of the Borrower to the Bank hereby acknowledges and consents to the foregoing Second Amendment and acknowledges that its guaranty remains in full force and effect.

                                                                                                                                                         SEVCON, INC.

                                                                                                                                                                                                                                                                      By:    ___________________________________
                                                                                                                                                                    Name:
                                                                                                                                                         Title: